                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                  -------------------------------------

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


Date of Report  (Date of earliest event reported): November 20, 1996

                             TCSI Corporation
          (Exact name of registrant as specified in its charter)

         Nevada                    0-19377                 68-0140975
(State of incorporation)         (Commission             (IRS Employer
                                 File Number)          Identification No.)

2121 Allston Way, Berkeley, California                       94704
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:  (510) 649-3700

Item 5.  Other Events.

         On November 20, 1996, TCSI Corporation issued a press release, a copy of which is filed herewith as Exhibit 28.

                                SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             TCSI Corporation

By: /s/Paul A. Farmer
    -----------------
Paul A. Farmer
Chief Financial Officer

Date: November 20, 1996

                            INDEX TO EXHIBITS

28.  Press Release, dated November 20, 1996

     TCSI Announces Significant Contract With Hughes Network Systems

     New Wireless Network Management OMCs to be Based on TCSI's Advanced Software Solutions

For additional information contact:

TCSI Corporation
     Investor Inquiries:
          Leigh Salvo - (510) 649-3800
     Press Inquiries:
          Susan Trainer - (510) 837-5503

     TCSI Announces Significant Contract With Hughes Network Systems

     New Wireless Network Management OMCs to be Based on TCSI's Advanced Software Solutions

BERKELEY, California - November 20, 1996 - TCSI Corporation (Nasdaq: TCSI), a global provider of software to the telecom industry, announced today that Hughes Network Systems has licensed TCSI's primary software product, OSP, a highly scalable software package used to build and deploy advanced telecom applications. Hughes Network Systems, a worldwide leader in wireless, satellite, and digital networks, as well as enterprise networks for the wide area, is using OSP to rapidly build and deploy its Operations and Maintenance Center solution to accommodate its GMH2000x wireless telephony system. The new center provides centralized monitoring and control and a user-friendly graphics-based interface which enables operators to perform both local and remote system configuration, monitoring, and control for both radio and switching subsystems.

Hughes Network Systems has more than 25 years of experience in business networks and is one of the world's largest suppliers of Very Small Aperture Terminal satellite networks. Hughes designs, manufactures, installs, and maintains advanced networking solutions for telecommunications carriers, businesses, and governments based on a variety of technologies including satellite, cellular, and enterprise network switching. The GMH2000 wireless telephony system uses radio-based technology in the local loop to help telephone companies provide quality telecommunications in locations with a high population density, such as urban residential complexes, hotels, and office buildings. Designed to take advantage of the latest digital technology, the GMH2000 offers high quality voice signals, rapid and cost-effective installation, and high capacity. The enhanced Operations and Maintenance Centers will be deployed in the United States and around the world.

"We are proud of our leadership in providing reliable, efficient telecommunications networks. To maintain this leadership status, we will address our customers' needs with individualized networking solutions designed around state-of-the-art products," Jim Mullen, Hughes Network Systems marketing director, Digital Cellular Networks. "TCSI's software, OSP, is an important component in developing next-generation systems which enable us to deliver standards-compliant, reliable, efficient telecommunications service."

"In choosing OSP as their new network management platform, Hughes Network Systems confirms TCSI's success in providing customers with the tools to rapidly and reliably develop state-of-the-art communications solutions," said Ram Banin, executive vice president for TCSI.

About TCSI Corporation
TCSI is a leading provider of integrated software products and services for the global telecom industry. A pioneer in object-oriented technology, TCSI products and services enable telecom service providers and equipment manufacturers to rapidly meet the growing demand for integrated and automated management of a wide range of networks and services. TCSI serves its customers in offices throughout North America, Europe, and the Pacific Rim.

TCSI Corporation Products and Services
TCSI provides integrated products and services to many of the world's largest and most successful telecom companies. TCSI's Solution Suites are integrated packages of applications to automate the management processes of Intelligent Network, Broadband, and Digital Cellular services and networks. Object Services Package (OSP), TCSI's leading frameworks and middleware package, enables the rapid development and deployment of advanced element, network, and service management systems. TCSI also offers a full range of consulting, customized development, training and support services to complement its products.


                                   ####